EXHIBIT H-13

                            Gelsenberg AG, Dusseldorf
                       Balance Sheet per December 31, 2002
                            (Translated from German)


ASSETS



                                                                          Dec. 31, 2002
                                                                      ----------------------
                                                                              (euro)

A. Fixed Assets

     I. Financial assets

           Shares in affiliated companies                                     587,871,757.04
                                                                      ----------------------



B.   Non-fixed Assets

     I. Receivables and other assets



        1. Receivables in affiliated companies -
        2. Other assets                                                        87,903,068.08
                                                                      ----------------------
                                                                               87,903,068.08


     II.Balance at banks                                                                   -
                                                                      ----------------------







                                                                      ----------------------
Total Assets                                                                  675,774,825.12
                                                                      ======================


                                 STOCKHOLDERS'S EQUITY AND LIABILITIES



                                                      Dec. 31, 2002
                                                  --------------------
                                                         (euro)

A.   Stockholders' Equity

     I. Capital stock                                    51,129,188.12

       II. Legal reserves                                 2,701,249.09

     III.Retained earnings
         1. Other retained earnings                     460,162,693.08

     IV. Retained earnings brought forward                           -

      V. Net income                                      82,131,702.89
                                                  --------------------

                                                        596,124,833.18


B.   Provisions

     1.  Provisions for pensions                         75,569,112.00
     2.  Other provisions                                   923,358.74
                                                  --------------------
                                                         76,492,470.74

C.   Liabilities

      1. Liabilities to banks -

      2. Other liabilities                                3,157,521.20
                                                  --------------------
                                                          3,157,521.20


                                                  --------------------
Total Stockholders' equity and Liabilities              675,774,825.12
                                                  ====================

                           Gelsenberg AG, Dusseldorf
                               Statement of Income
                          January 1 - December 31, 2002
                            (Translated from German)



                                                                  2002
                                                          -------------------
                                                                 (euro)


     1. Income from equity interests                           88,047,813.18

     2. Other operating income                                  2,365,151.95

     3. Personnel expenses                                                 -
        social security contributions and pension costs

     4. Other operating expenses                               (7,339,921.08)

     5. Other interests and similar income                       (754,953.86)

     6. Interest and similar expenses                                      -

     7. Write-down on fixed assets                               (186,387.30)

                                                          -------------------
     8. Income from ordinary business activity                 82,131,702.89

     9. Income taxes                                                       -

                                                          -------------------
    10. Net income                                             82,131,702.89
                                                          ===================